Cabot Oil & Gas Corporation
                                                            15375 Memorial Drive
                                                            Houston, Texas 77036
                                                       Telephone: (281) 589-4600
                                                       Facsimile: (281) 589-4912

January 27, 1999



Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Cabot Oil & Gas Corporation Form 8-K
     for the period ended January 20, 1999

Ladies and Gentlemen:

     On behalf of Cabot Oil & Gas Corporation, transmitted herewith for filing under the Securities and Exchange Act of 1934, as amended, is a copy of the Company's Form 8-K.

     This  filing  has  been  effected   through  the  Securities  and  Exchange
Commission's EDGAR electronic filing system.

     Please contact the undersigned at (281) 589-4642 with any questions or statements you may have regarding this filing.

Sincerely,


JILL RIBBECK
Manager, Financial Reporting

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                January 27, 1999
                       (Date of earliest event reported)

                          CABOT OIL & GAS CORPORATION
             (Exact name of registrant as specified in its charter)


                  Delaware                         04-3072771
        (State or other Jurisdiction of          (IRS Employer
         Incorporation of Organization)       Identification Number)

                         Commission file number 1-10447

                   15375 Memorial Drive, Houston, Texas 77079
               (Address of principal executive offices, zip code)

                                 (281) 589-4600
              (Registrant's telephone number including area code)

================================================================================

ITEM 5.  OTHER EVENTS


Acquisition of Oil and Gas Producing Properties

     Effective December 1, 1998, Cabot Oil & Gas Corporation (the Company) acquired substantially all of the onshore South Louisiana properties of Oryx Energy Company for approximately $70 million. Under the terms of the agreement, Cabot Oil & Gas purchased 10 fields (six operated, four non-operated) covering 34,345 net acres with 68 producing wells. The acquired producing assets are concentrated in three primary fields, each with a high working interest. These fields comprise 80% of the value assigned to the transaction. The Company also acquired a 3-D seismic inventory. Proved reserves acquired total 74 Bcfe.

     Management believes that this acquisition provides a geographic fit with its existing onshore 3-D seismic effort in Terrebonne Parish where the Company has a 33% interest in a joint exploration play with UPRC covering 95,000 gross acres. The Company plans to increase production by reworking a portion of the non-producing wells and commencing an exploratory and development drilling program.

     The three primary fields are Belle Isle in St. Mary Parish, Lake Pelto in Terrebonne Parish and Chacahoula in Lafourche Parish. There are 160 square miles of 3-D seismic included with these three primary fields. The other areas included in the transaction are: Deer Island, Point Au Fer, Gibson and Humphreys in Terrebonne Parish; West Starks in Calcasieu Parish; Rayne Field in Acadia Parish; and Beaver Dam Creek in St. Helena Parish.

     The purchase was funded by borrowings under the Company's newly expanded $250 million revolving line of credit with 10 lending institutions. Additionally, Cabot Oil & Gas intends to continue its asset rationalization program, selling non-strategic assets when appropriate, in an ongoing effort to improve the Company's asset base. Proceeds from any sales are expected to be used to reduce debt.

Forward-Looking Information

     The statements regarding future financial performance and results and market prices and the other statements which are not historical facts contained in this report are forward-looking statements. The words "expect," "project," "estimate," "believe," "anticipate," "intend," "budget," "predict" and similar expressions are also intended to identify forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, market factors, market prices (including regional basis differentials) of natural gas and oil, results for future drilling and marketing activity, future production and costs and other factors detailed herein and in the Company's other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th of January 1999.

                                       CABOT OIL & GAS CORPORATION

                                       By:  /s/ Henry C. Smyth
                                           Henry C. Smyth, Controller and
                                           Principal Accounting Officer


                                           (Executive Officer Duly Authorized
                                           to Sign on Behalf of the Registrant)

                                       -2-